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                                                                   EXHIBIT 23.4

                       INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Bellwether Exploration Company:

  We consent to incorporation by reference in the registration statement (No. 33-91320) on Form S-8, registration statement (No. 33-91326) on Form S-8, registration statement (No. 333-27707) on Form S-8 and registration statement (No. 333-16231) on Form S-8 of Bellwether Exploration Company of our report dated September 29, 1997, relating to the consolidated balance sheets of Bellwether Exploration Company and subsidiaries as of June 30, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K/A of Bellwether Exploration Company.

                                          KPMG Peat Marwick LLP

Houston, Texas
October 20, 1997